Exhibit 10.2

Employment Contract

Confidential

Party A (Employer): Sunshine Insurance Broker (Shanghai) Co., Ltd.

Registered Address: China (Shanghai) Pilot Free Trade Zone Lingang New Area, No.1, Lane 1800, Xinyang Road, Building 4, 3rd Floor, Room 311, Shanghai, China Post Code: 201422

Mailing Address: China (Shanghai) Pilot Free Trade Zone, Lingang New Area, No.1, Lane 1800, Xinyang Road, Building 4, 3rd Floor, Room 311, Shanghai, China Post Code: 201422

Legal Representative: Luo Xiao Tel: 021-58901588

Party B (Employee): Xiaowei Le Gender: Male Telephone: [***]

ID Card No：_____________ Academic Qualification: ____________

Residential Address: _________________

Permanent Residence Address: _____________

WeChat ID: ___________

Emergency Contact: ____________ Relationship: _____________

Contact Phone Number: ________________

Note:

1. All contract content must be filled in with blue or black ink pens; photocopying or duplicating is strictly prohibited.

2. The contract shall take effect only after being signed by the parties, and any amendments must be acknowledged by the parties’ signatures or seals.

3. All manually completed documents must be stamped and confirmed by Party A.

4. The original contract must be stamped with a seam seal to ensure its authenticity and integrity.

In accordance with the Civil Code of the People’s Republic of China, the Labor Contract Law, and other relevant laws and regulations, as well as the rules and regulations established by Party A, both parties have voluntarily and equally entered into this contract through mutual consultation, and shall jointly abide by the terms stipulated herein.

All existing employment contracts between Party A and Party B concerning the rights and obligations of the employment relationship shall automatically terminate upon the effective date of this contract. The performance of these rights and obligations shall be governed by this contract and the rules and regulations lawfully established and promulgated by Party A.

I. Duration of the employment contract

Article 1 Upon Party B’s request, Party A agrees to terminate the employment contract in the manner specified in option (1) below:

(1) Fixed term: from October 11, 2023 to October 10, 2026, with a probationary period from October 11, 2023 to April 10, 2024.

(2) Open-ended: The term shall commence on /year/month/day and terminate upon occurrence of either statutory termination conditions or contractual termination events specified herein.

(3) The deadline is set by the completion of work tasks, with the completion marker event being.__ / .

Article 2 During the probation period, if Party B takes sick leave, personal leave, or other leave, the probation period shall be extended accordingly. During this period, Party A may evaluate Party B’s performance to determine if they meet the employment requirements. If Party B fails the evaluation or does not meet the employment requirements, Party A has the right to immediately terminate this contract.

Article 3 Pursuant to Article 41, if the service period stipulated in the training agreement or other service agreement executed by Party A and Party B during the contract term exceeds the original contract duration, the contract shall automatically extend until the service period specified in the aforementioned agreement expires.

II. Job Position and Work Location

Article 4 In accordance with Party A’s operational requirements, Party B agrees to accept Party A’s assignment as an Executive Director (Note: The position was tentatively designated as Executive Director prior to obtaining approval from the Shanghai Banking and Insurance Regulatory Bureau), with the work location in Shanghai.

Article 5 Party B shall ensure the timely, high-quality and full-quantity completion of tasks in accordance with the defined job responsibilities and standards. Without Party A’s written authorization, Party B shall not hold concurrent positions at other organizations.

Article 6 Party A may adjust Party B’s job position, department, role, responsibilities, or work location based on operational needs, performance, work capacity, or health status. Party B shall comply with Party A’s arrangements and management, complete assigned tasks on time, and meet quality standards. Any changes to Party B’s position, role, or responsibilities shall result in corresponding adjustments to remuneration, which Party A may increase or decrease accordingly.

III. Working Hours, Rest and Leave

Article 7 Both parties agree to implement Party B’s working hours system in the following form (1):

(1) Standard Working Hours. Party B shall work no more than 8 hours per day (excluding lunch breaks) under Party A’s employment, with an average weekly working time not exceeding 40 hours. The specific working hours shall be determined in accordance with Party A’s relevant regulations.

(2) Flexible Working Hours System. Following the standard working hours framework, this system implements adaptable schedules with rest periods, including centralized work/duty, rotational shifts, and flexible working hours. These measures ensure both Party A’s production targets and Party B’s entitlement to rest and leave. The specific working hours shall be determined in accordance with Party A’s relevant regulations.

(3) Comprehensive Working Hours System. Party A shall calculate Party B’s working hours on a weekly, monthly, quarterly or annual basis, with the average daily and weekly working hours being substantially equivalent to the statutory standard working hours.

Upon execution of this contract, Party A had not implemented a non-standard working hour system for Party B. However, if Party A subsequently obtains approval from the relevant labor authorities for such a system for Party B’s position and notifies Party B, Party B shall implement the non-standard working hour system.

Article 8 Party A shall guarantee Party B’s statutory rights to rest and leave, and shall arrange such leave in accordance with national regulations and Party A’s relevant provisions. Party B must comply with Party A’s relevant regulations and complete the leave application procedures when requesting any type of leave.

Article 9 If Party A needs to extend working hours or work overtime on rest days or statutory holidays due to operational requirements, Party B shall comply with the arrangements to complete the tasks without special justification. Party A shall provide equivalent compensatory leave or pay overtime wages in accordance with applicable laws, regulations, and Party A’s policies based on the specific circumstances.

Article 10 Party B shall submit a written application to Party A for overtime work. Any overtime not approved shall not be deemed as such, and Party B shall not be entitled to claim overtime pay or compensatory leave from Party A.

Article 11 Upon reaching one year of cumulative service, Party B shall be entitled to paid annual leave, with the exact duration determined in accordance with national regulations and Party A’s internal policies.

IV. Employment Remuneration

Article 12 Party B’s basic salary shall be RMB_50,000 per month (pre-tax), to be paid by Party A (or its authorized personnel agency).

The service provider shall pay Party B the previous month’s salary in cash by the 5th of each month.

Article 13 During the contract term, Party B’s base salary, position-based salary, and performance bonus base shall be adjusted in accordance with the wage plan established by Party A. Party A may adjust Party B’s salary level based on actual business conditions, performance evaluations, achievement records, reward/punishment history, and position changes, provided that the adjusted salary shall not fall below the local minimum wage standard.

Article 14 Employees shall be entitled to bonuses and performance-based incentives based on the company’s financial performance, market conditions, and individual employee contributions. Annual bonuses and other incentives are subject to the company’s discretion in setting, calculating, and implementing them, with no warranties provided by the company. The company reserves the right to adjust or terminate these rewards based on operational conditions. Employees who remain employed on the award date are eligible for these benefits, while those who have resigned by the award date will no longer be entitled to them.

Article 15 The year-end bonus refers to an additional incentive that Party A may grant to Party B in accordance with the company’s performance management policies, based on individual work performance and contractual terms. The company shall determine the bonus amount, composition, distribution method, and payment schedule.

Article 16 Party A shall pay social insurance premiums and individual income tax for Party B in accordance with national and local laws and regulations. Party A shall withhold and remit these social insurance and tax payments from Party B’s salary.

Article 17 During statutory holidays, annual leave, marriage or bereavement leave, and periods of legally required social activities, Party A shall continue to pay the basic salary to Party B as usual.

Article 18. When renewing the employment contract, unless otherwise agreed, the wage standard shall be based on the salary of the month when the contract expires.

Article 19: The calculation of statutory holiday pay shall follow government regulations, while non-statutory holiday pay shall be determined according to the current Employee Handbook.

V. Labor Protection, Working Conditions and Occupational Hazard Prevention

Article 20 Party A shall provide Party B with necessary working conditions and tools, and establish standardized safety operation procedures and occupational health and safety regulations. Party A shall organize regular health examinations for Party B in compliance with national and local regulations, and take proactive measures to prevent occupational hazards.

Article 21 Party A shall provide Party B with education in ideological and political awareness, professional ethics, technical skills, occupational safety and health, and other relevant regulations.

Article 22 Party B undertakes to strictly comply with Party A’s work standards, operational procedures, and occupational safety and health regulations, and to proactively prevent accidents and occupational diseases.

VI. Labor Discipline

Article 23 Party B shall strictly comply with national and local laws and regulations, as well as Party A’s rules, regulations and the Employee Handbook, follow Party A’s reasonable instructions and decisions, and diligently and faithfully perform its duties.

Article 24 Party A reserves the right to manage, supervise, inspect, reward or penalize Party B in accordance with national and local laws, regulations, policies, and Party A’s internal rules and regulations.

VII. Performance, Modification, Termination, Cancellation and Renewal of Employment Contracts

Article 25 Both Party A and Party B shall fully perform their respective obligations in accordance with this contract and other special agreements. Party B shall strictly comply with and implement Party A’s established rules, regulations, and work procedures. Party B shall safeguard Party A’s trade secrets, adhere to professional ethics, protect Party A’s property, actively participate in Party A’s training programs, enhance professional skills, and diligently fulfill their duties.

Article 26 The rules and regulations lawfully established by Party A shall have the same legal effect as this contract. Party B confirms that it has been informed of all such rules and regulations and agrees to comply with them voluntarily and strictly.

Article 27 During the term of this contract, Party A may, as required by management needs and in accordance with legal procedures, establish new rules and regulations or amend existing ones. Where any provisions of this contract conflict with such newly established or amended rules and regulations, Party B shall comply with the updated provisions.

Article 28 The company’s rules and regulations may be published on the internal network or disseminated via email, training sessions, meetings, notices, or announcements. Party B is obligated to proactively review these regulations and commits to checking the latest version at least once during each workweek. Party B shall not refuse to comply with any regulation by claiming ignorance.

Article 29. If Party B breaches the terms of this contract or Party A’s rules and regulations, Party A may, in accordance with the contract and Party A’s rules, impose administrative sanctions, financial penalties, or claim compensation for losses, or terminate this contract.

Article 30 During the term of this contract, Party A may unilaterally modify the relevant provisions hereof under any of the following circumstances:

(1) Party B falls under any of the circumstances specified in Article 30 of this contract;

(2) If Party B falls ill or is injured and is unable to perform the original job after the medical treatment period ends;

(3) Party B is unable to perform the job competently;

(4) The objective circumstances underlying this contract undergo significant changes, rendering the contract unenforceable.

Article 31 Party B may terminate the employment contract by giving Party A written notice 30 days in advance. During the probation period, Party B may terminate the employment contract by giving Party A written notice 3 days in advance.

Article 32. If Party B terminates employment without prior written notice to Party A, Party A may terminate the contract as unauthorized absence. Should such termination cause operational disruption or financial losses to Party A, Party B shall compensate Party A for the corresponding economic losses.

Article 33 If Party A falls under any of the following circumstances, Party B may terminate the employment contract:

(1) Failing to provide labor protection or working conditions as stipulated in the employment contract;

(2) Failure to pay employment remuneration in full and on time without justifiable reasons;

(3) Failure to pay social insurance premiums for Party B in accordance with the law;

(4) Party A’s rules and regulations violate laws and regulations, thereby infringing upon Party B’s rights and interests;

(5) The employment contract is invalid due to Party A’s fault;

(6) Other circumstances under which Party B may terminate the employment contract as stipulated by laws and administrative regulations.

Article 34 If Party B falls under any of the following circumstances, Party A may terminate this contract at any time without paying any compensation or indemnity:

(1) During the probation period, if the candidate is found to be ineligible for employment;

(2) Concealing or providing false or inaccurate personal information and materials to the company during the application process;

(3) Committing serious dereliction of duty, falsification, or malpractice for personal gain, thereby causing damage to the company’s reputation or financial losses;

(4) Party B concurrently establishes employment relations with other employers;

(5) Having business or related relations with individuals or organizations that are competitors or business partners of the company, which may cause conflicts of interest but are concealed;

(6) Party B is subjected to criminal prosecution, employment re-education, compulsory drug rehabilitation, detention and education by labor authorities, or administrative detention by administrative authorities;

(7) The contract is invalid due to Party B’s fault;

(8) Serious violations of the company’s labor discipline, Employee Handbook, or other regulations. Serious violations of employment discipline are defined here and include, but are not limited to, the following acts:

I  Any act of deception, falsification, or dishonesty, regardless of its severity;

II  Refusing to comply with work assignments or instructions without valid and specific reasons;

III  Intentional or grossly negligent disclosure of confidential information;

IV Stealing or misappropriating company or others’ property, items, or data;

V  Threatening, intimidating, or defaming a superior, subordinate, or other colleague;

VI Those who are late or leave early more than 10 times in a month;

VII Absent without leave for two consecutive days or three cumulative days (inclusive), within 12 months from the first occurrence;

VIII Those who have received two company-level reprimands or three department-level reprimands;

IX Engaging in or instigating physical altercations, or engaging in loud quarrels, verbal abuse, physical confrontations, or other misconduct in office settings;

X  Engaging in sexual harassment against employees or clients;

XI Accepting bribes from employees or suppliers;

XII Any improper conduct causing significant damage to Party A’s reputation, including unauthorized disclosure of Party A’s information or statements to the public or media;

XIII Making improper or false promises to customers;

XIV Any act violating good faith, public order, or social morals, if the Party A demands rectification but the party fails to correct it within the stipulated period, or the rectification remains inconsistent with good faith, public order, or social morals, or constitutes a serious violation thereof;

XV Acts that violate professional ethics in one’s job;

XVI Other serious violations of labor discipline as defined by Party A in accordance with applicable laws, regulations, industry practices, or recognized standards.

Article 35 Both parties may terminate this contract by mutual agreement.

Article 36 If Party B falls under any of the following circumstances, Party A may terminate this contract, provided that Party A shall either give Party B thirty days ‘written notice or pay Party B an additional month’s salary:

(1) If Party B falls ill or suffers non-work-related injury, and after the medical leave period ends, is unable to perform either the original job or any alternative work assigned by Party A;

(2) If Party B is unable to perform the job, and remains unable to do so even after training or job reassignment;

(3) Where the parties fail to reach an agreement on amending the employment contract through negotiation in accordance with the amendment provisions stipulated herein;

(4) If Party A undergoes significant changes due to objective circumstances such as mergers, divisions, joint ventures, restructuring, production shifts, technological innovations, operational adjustments, dissolution or merger of internal organizations, severe operational difficulties, or pollution prevention relocation, or if these circumstances cause Party B’s production or employment positions to cease, thereby making the contract unfulfillable.

Article 37 This contract shall terminate under any of the following circumstances:

(1) The term of this contract expires;

(2) For employment contracts with a fixed-term stipulation, the completion of the agreed tasks between Party B and Party A;

(3) Party B shall commence receiving statutory basic pension benefits;

(4) The death of Party B, or its declaration of death or disappearance by the People’s Court;

(5) Party A ceases operations upon the expiration of its business term;

(6) Party A is declared bankrupt by law;

(7) Where Party A’s business license is revoked, it is ordered to close down, dissolved, or Party A decides to dissolve prematurely;

(8) Other circumstances prescribed by laws and administrative regulations;

(9) Where termination or rescission of this contract involves economic compensation, such compensation shall be determined in accordance with relevant state regulations.

Article 38 Where Party A conducts reorganization in accordance with the Insolvency Law, or meets statutory conditions requiring the reduction of more than 20 employees, Party A shall notify the trade union or all employees of the situation 30 days in advance, solicit their opinions, and report the plan to the labor administration department before proceeding with the reduction.

Article 39 If Party B falls under any of the following circumstances, Party A shall not terminate the employment contract pursuant to Article 33:

(1) Party B engaged in occupational hazards exposure has not undergone pre-departure occupational health examination, or suspected occupational disease patients are under diagnosis or medical observation;

(2) Party B is diagnosed with an occupational disease or sustained an injury at work, and is confirmed to have lost or partially lost the ability to work;

(3) Those who are ill or injured outside of official duties and are within the prescribed medical treatment period;

(4) Female employees during pregnancy, childbirth, or lactation;

(5) Having worked continuously for Party A for fifteen years, with less than five years remaining until the statutory retirement age;

(6) Other circumstances prescribed by laws and administrative regulations.

Article 40 Party A may defer the resignation procedures under any of the following circumstances:

(1) The economic losses caused to Party A have not been fully resolved;

(2) The case is still pending and has been reviewed by the relevant state authorities in accordance with the law;

(3) Where a special agreement with Party A has been concluded regarding capital contribution training, and the service period has not expired while no breach liability has been assumed as stipulated;

(4) Failure to complete the resignation procedures as agreed by both parties and as required by Party A.

Article 41. This contract may be renewed by mutual agreement before its expiration, with renewal procedures to be completed prior to the contract’s expiration. Should the parties fail to reach an agreement on renewal upon contract expiration while the employment relationship persists, the contract shall be deemed automatically renewed, provided the extension period does not exceed one month. Should Party B fail to renew the employment contract upon the automatic renewal period’s expiration, the employment relationship shall be deemed voluntarily terminated by Party B.

Article 42 Where any of the circumstances specified in Article 42 of the Labor Contract Law occurs upon the expiration of a employment contract, the contract shall automatically renew until such circumstances cease to exist.

VIII. Economic Compensation and Damages

Article 43 Where Party A terminates this contract in violation of national regulations or contractual terms, or where the contract is rendered invalid due to Party A’s fault causing losses to Party B, the payment standards for economic compensation and indemnity shall be governed by applicable national and local regulations.

Article 44. If Party B terminates this contract in violation of national regulations, this contract, or relevant special agreements; if the contract is rendered invalid due to Party B’s actions; or if Party B conceals facts and concurrently works for other employers during the contract term, thereby causing economic losses to Party A, Party B shall unconditionally compensate Party A for the following losses:

(1) Party A shall bear the expenses incurred by Party B in connection with recruitment or employment;

(2) The training expenses paid by Party A to Party B;

(3) Economic losses caused to production, business operations, and work;

(4) The arbitration or litigation costs paid by Party A;

(5) Legal fees paid by Party A under the contract, as well as expenses for accommodation, meals, transportation, communication, and evidence collection incurred in handling arbitration, litigation, and related matters;

(6) Other compensations stipulated in this contract and related special agreements, or those that may be obtained by the employer in accordance with relevant national and local regulations.

If Party B fails to pay or delays payment of liquidated damages or compensation to Party A, Party A may deduct the amount from Party B’s legally entitled wages or bonuses. Party B acknowledges that clearing the mutual claims and debts constitutes part of the work handover upon resignation.

Article 45 During the term of this contract, if Party A provides training or other financial support (including but not limited to overseas study tours, educational grants, housing, and other special assistance) to Party B, both parties may enter into a separate “Training Agreement” or other relevant agreements to specify the service period and liquidated damages. In the absence of such agreements, the service period shall be calculated as five years from the end of the training or the commencement of financial support, with the liquidated damages amounting to the total expenses incurred from the training or financial support, and shall be reduced annually based on the length of service.

Article 46 If Party A terminates the employment relationship with Party B before the service period expires due to Party B’s fault, Party B shall still be liable for compensation.

IIV. Confidentiality and Non-Compete Clauses

Article 47 During employment, Party B shall handle trade secrets and related intellectual property of Party A (including its affiliates). Party A shall define the ownership of all job-related creations (as defined below) that Party B may produce during employment, and stipulate other matters concerning intellectual property, confidentiality obligations, and non-compete restrictions.

Article 48 Definitions

(1) Scope: This includes all inventions, utility models, designs, discoveries, processes, formulas, innovations, developments, and improvements that may or may not be patentable, as well as works (including but not limited to literary, artistic, graphic, and model works, computer software, articles, reports, drawings, technical drawings, blueprints, advertisements, marketing materials, and logos) with or without copyright, technical know-how, and trade secrets.

(2) Professional Achievements: Refers to the work conceived, created, developed, or implemented by Party B alone or in collaboration with others during their employment with Party A (including any period prior to the contract date and one year after resignation, retirement, or job transfer).

All results that are expressed in some tangible form and that meet at least one of the following two criteria:

I Any matters pertaining to Party A (including its affiliated entities) in any business context;

II  The work, invention or other technical achievement is constituted as a work made for hire, invention made for hire or other technical achievement made for hire in accordance with the provisions of applicable laws and regulations.

(3) Business Operations: All activities conducted by Party A or its affiliates, including but not limited to ongoing or future research and development projects.

(4) The company’s achievements: refers to its job-related achievements and all other achievements transferred to Party A under Article 44(2) of this agreement.

(5) Copyright: as defined in the Copyright Law of the People’s Republic of China and the Regulations on the Protection of Computer Software;

(6) Confidential Information: refers to technical and operational data, including but not limited to the following:

I Engineering design drawings, design sketches, research materials, and related research documents;

II  Product plans, products, services, customer lists, and clients (including but not limited to Party A’s clients whom Party B visited or gradually became familiar with during their employment due to business interactions);

III  Other materials, including business, operational, and technical information related to competition and profitability with Party A, such as marketing plans, financial statements, pricing strategies, distribution plans, supply chain intelligence, databases, technical specifications, technical reports, test reports, operation manuals, technical archives, key management methodologies, correspondence, tender documents, business collaborations and commercial transactions, market data, software, inventions, programs, formulas, designs, technical specifications, data, drawings, hardware management, computer programs, business plans, financial budgets, and other business-related information.

IV Information not owned by Party A but held by Party A with confidentiality obligations.

Article 49 Party B agrees to disclose all job-related achievements to the company in full using the form specified by Party A immediately upon their creation (but no later than thirty days thereafter).

Article 50: Rights to the results

(1) All job-related achievements shall be the exclusive property of Party A (including its affiliated enterprises), and all copyrights, patent application rights, granted patents, as well as other industrial and intellectual property rights pertaining to these achievements shall be vested in Party A worldwide.

(2) Both parties hereby confirm that Party A shall not pay any additional rewards or remuneration to Party B for the income derived from the commercialization of all job-related achievements stipulated in this contract.

(3) Regarding any rights (including ownership and other entitlements) that Party B currently holds or may hold during the employment period, Party B hereby transfers such rights to Party A (including Party A’s affiliated entities). Party B hereby declares and undertakes to this Agreement expressly exempts Party A and its successors, assignees, affiliates, licensees, directors, employees and agents (collectively referred to as “Affiliates”) from any liability arising from Party A or its affiliates’ use or disclosure of the results to which Party B holds any rights.

(4) Despite the provisions of Article 48(2), Party A shall not require Party B to transfer the results specified in Article 48(2) to the company, provided that Party B can provide written evidence demonstrating compliance with all the following conditions:

I The work created by Party B using no company equipment, items, facilities or trade secrets, and entirely utilizing time outside working hours;

II It is unrelated to Party A’s business in any way;

III  Not arising from any work performed by Party B for Party A;

IV Subject to Party A’s confidentiality obligations, Party B shall disclose to Party A all results deemed its property and not subject to this Agreement, along with any supporting documents reasonably requested by Party A, regardless of whether such results were created solely by Party B or jointly with others, or whether they were produced before or during employment.

(5) Party B further agrees that, unless otherwise stipulated in this contract or expressly consented to by Party A in writing, Party B shall have no right to directly or indirectly:

I Copy, modify, alter, translate, produce, market, publish (release), distribute, sell, license or sub-license, transfer, lease, transmit, disseminate, display, or otherwise use the results owned by Party A (including its affiliated enterprises) or any part thereof or any form of reproduction thereof;

II  The use of the results owned by Party A (including its affiliated enterprises), any part thereof, or any form of reproduction thereof for creating derivative works, providing electronic access or reading, or storing in computer memory;

III  To apply (or apply for registration) in China or other countries/regions for any patent rights, copyrights, trademarks, other industrial property rights or intellectual property rights owned by Party A (including Party A’s affiliated enterprises) or related to them;

IV Inducing, assisting, or inciting others to commit any of the aforementioned acts.

(6) If, pursuant to applicable laws and regulations, Party A (including its affiliates) holds certain rights to the results that must be assigned to Party B and no separate agreement on ownership is permitted, both parties hereto agree to resolve such matters in accordance with the following provisions:

I Where such rights are transferable in whole or in part under applicable laws and regulations, Party B shall transfer such rights to Party A (including its affiliates) free of charge to the fullest extent.

II  Pursuant to applicable laws and regulations, Party B shall not transfer any or all of such rights to Party A (including Party A’s affiliates) unless such transfer is subject to governmental approval and has not been granted. In such cases, Party B shall automatically grant Party A (including Party A’s affiliates) a royalty-free license for the non-transferable portion of such rights, thereby enabling Party A (including Party A’s affiliates) to the licensee (including Party A’s affiliates) and its successors shall be granted full rights to utilize all intellectual property (including modified and derivative works) owned by Party A (including its affiliates). The license shall be royalty-free, irrevocable, exclusive (excluding Party B and all third parties), global, and transferable. Party A (including its affiliates) shall also have sublicensing rights.

III  Party B agrees not to transfer or license to Party A (including its affiliates) any rights (including but not limited to the right of attribution and other “personal rights” over the achievements owned by Party A (including its affiliates)) that cannot be exercised under the provisions of Item 1 or Item 2 above, unless Party A (including its affiliates) has given prior written consent.

(7) Party B agrees that any intellectual property disclosed to third parties within one year after the termination of the employment relationship, or any achievements described in patent or copyright applications filed by Party B or its representatives, shall be deemed as the property of Party A (including its affiliates) under the terms of this contract, unless Party B can prove that such achievements were conceived, created or developed after the termination of the employment relationship and were first implemented or embodied in tangible form.

Article 51 Confidentiality

(1) Party B shall use the technical information (including methods, technical know-how, formulas, compositions, processes, discoveries, machines, models, devices, specifications, inventions, computer programs, research projects, or similar projects) provided by Party A, or otherwise obtained during employment, as well as business information (such as cost, profit, procurement, market, sales, or customer list data) and future development information (e.g., R&D or marketing plans), and other confidential or proprietary data (hereinafter “Confidential Information”) solely for completing tasks assigned by Party A. Party B shall immediately return all Confidential Information and copies upon Party A’s request. Party B further agrees not to disclose or transmit any Confidential Information to third parties without Party A’s prior written authorization, nor to use such information independently or license others to do so.

(2) All records, computer programs, stored information, floppy disks, other media, documents, drawings, sketches, blueprints, manuals, letters, notes, notebooks, reports, memos, customer lists, other files, and equipment related to Party A’s (including its affiliated enterprises) business in any aspect, whether drafted by Party B or not, shall be the exclusive property of Party A. Such materials may not be removed from Party A’s premises without prior written consent. Party B shall not reproduce or use such information or materials without authorization. Upon termination of the employment relationship or at Party A’s request, Party B shall immediately return all tangible copies and excerpts of such materials to Party A. Party B agrees not to create, retain, or use any copies or excerpts of such materials and shall provide a confirmation letter to Party A upon termination of the employment relationship or at Party A’s request.

(3) Party B agrees to obtain Party A’s written consent before disclosing any information regarding Party A (including its affiliated enterprises) in any form, including but not limited to business operations, clients, suppliers, employees, shareholders, directors, or management personnel. Agreed. Party B acknowledges that Party A reserves the right to disclose such information, and Party A shall not be liable to Party B for exercising this right.

(4) During the term of the employment contract or after its termination, Party B shall not: (a) maliciously induce Party A’s employees to terminate their employment relationship with the company; (b) maliciously induce Party A (including its affiliates) to cease or reduce business cooperation with its current or potential clients; or (c) maliciously induce Party A (including its affiliates) to engage in business cooperation with its commercial competitors.

(5) The obligations of Party B under Article 51 of this contract shall remain valid after the contract expires or the employment relationship between Party A and Party B is terminated.

Article 52: Non-compete Clause

(1) Party B hereby undertakes that during their employment with Party A and throughout the non-compete period stipulated herein after termination, they shall not, without Party A’s prior written consent, hold any position (including but not limited to shareholder, partner, director, supervisor, manager, employee, agent, or consultant) in any enterprise, institution, or social organization engaged in the production or operation of products similar to those of Party A (including but not limited to e-commerce software development services, subject to the company’s business license scope and actual operations) or providing similar services. They shall also not independently operate products or services identical to or competitive with those of Party A.

(2) Upon the establishment of the employment relationship between Party A and Party B, Party A shall be Party B’s sole employer. Without Party A’s written consent, Party B shall not work for any employer competing with or in conflict with Party A during their employment with Party A, nor shall they engage in any other part-time activities.

(3) The non-compete period shall cover both the term of the employment contract and the two-year period following its termination or dissolution. The exact termination date shall be determined by the record in the termination certificate issued by Party A to Party B.

(4) Within two years after Party B’s resignation, Party A shall pay Party B 30% of the basic salary monthly as severance pay.

(5) Party A shall have the right to monitor and inspect Party B’s compliance with non-compete obligations, and Party B shall cooperate with such supervision. Non-cooperation by Party B shall be deemed a breach of non-compete obligations.

(6) Prior to receiving the economic compensation, Party B shall submit the following supporting documents to Party A:

I If Party B works for any other employer during the non-compete period (including re-employment after resignation), Party B shall submit copies of the employment contract (or other agreements confirming employment relations, special employment relations, or service agreements) with said employer (originals to be verified) and copies of monthly social insurance payment certificates issued by the social insurance administration (originals to be verified).

II  If Party B is unemployed during the non-compete period, they shall provide Party A with valid unemployment certification.

Article 53: Other Commitments

(1) Party B hereby declares and warrants to Party A that it has not entered into any agreement with any third party that may impair Party A’s full compliance with the terms and conditions of this contract.

(2) Party B hereby declares and undertakes to Party A that it has never and will not, without the prior written consent of its former employer, incorporate any proprietary or confidential information from the former employer into its work with Party A. Party B agrees not to disclose any trade secrets of the former employer to Party A. Party B further declares and undertakes to Party A that its employment with Party A shall not result in its failure to perform obligations or disclose secrets to any other party.

(3) If this contract requires approval, registration, or other formalities to become effective or to fulfill Party B’s obligations under this contract, Party B shall assist Party A in completing such procedures and sign all necessary documents as required by applicable laws and regulations.

(4) Party B undertakes to provide all assistance requested by Party A free of charge during and after employment (with actual costs to be reimbursed by Party A) to safeguard Party A’s rights to all its achievements, including those of its affiliates. Such assistance shall include, but not be limited to, signing required documents and appearing in court when necessary during the application or maintenance of patents or copyrights by Party A (including its affiliates), or during any litigation or legal proceedings worldwide involving achievements owned by any company.

(5) Party B undertakes that, regardless of the reason for leaving Party A, before assuming employment with a new employer. Party B shall provide Party A with a written statement specifying the name, nature, and primary business of the new employer.

Article 54: Liability for Breach of Contract

(1) Any breach of any contractual obligation by Party B during the term of the employment contract shall constitute a serious violation of labor discipline and company regulations. Party A shall have the right to immediately terminate the employment relationship with Party B without any economic compensation and may claim damages from Party B.

(2) If Party B breaches any obligation under this Agreement after the termination or dissolution of the employment contract, Party A shall be entitled to claim prompt, full and complete compensation from Party B.

(3) If Party B breaches the non-compete clause under this contract within two years after its termination or expiration, Party A shall have the right to immediately terminate this contract, suspend the payment of the aforementioned economic compensation, and seek reimbursement of losses from Party B. In the event of a non-compete breach, Party B shall pay Party A a penalty equal to ten times the total economic compensation that Party A was entitled to pay under this contract during the non-compete period. However, if the economic and commercial losses suffered by Party A and its affiliates due to Party B’s breach exceed the aforementioned penalty, Party B shall also provide timely, adequate, and full compensation for the difference. If the losses of Party A and its affiliates are difficult to quantify, the amount of damages shall be based on the profits Party B obtained from such conduct. If the act constitutes a crime, Party A shall refer the employee to judicial authorities for criminal prosecution.

(4) Party B shall also cover all reasonable expenses incurred by Party A for preventing and investigating the breach, including but not limited to investigation and evidence collection fees, appraisal fees, legal fees, and litigation costs.

Article 55 The confidentiality and non-compete clauses shall be binding on both parties, their successors and assignees respectively.

X. Other Agreements

Article 56. Regardless of the termination method, Party B shall complete the following handover and resignation procedures in accordance with Party A’s specified time and requirements:

(1) Party B shall, as required by Party A, promptly complete the work handover procedures with the designated personnel. The handover shall include, but not be limited to: all documents, materials, and other work resources that Party B has handled, possessed, or retained, which belong to Party A or are to be returned to Party A.

(2) Party B shall transfer the following assets to Party A’s relevant departments: return all office supplies, documents, equipment and other assets in good condition; transfer all materials containing Party A’s critical information; and settle all outstanding claims and debts between both parties.

(3) To pay Party A compensation or liquidated damages in accordance with the law or contractual terms;

(4) Complete resignation formalities with the relevant departments of Party A.

Article 57 If Party B fails to complete the work handover and resignation procedures in a timely manner, resulting in economic losses to Party A, Party A shall be entitled to claim compensation from Party B. All legal liabilities arising therefrom shall be borne by Party B.

Article 58 Within 15 days after the termination or dissolution of this contract, Party A shall complete the transfer of Party B’s personnel files and social insurance records. Upon Party B’s completion of resignation and handover procedures, Party A shall issue a written certificate of termination or dissolution of the employment relationship. The final salary shall be paid to Party B on the first payroll date following the completion of resignation and handover procedures, and economic compensation or damages shall be paid as agreed by both parties.

Article 59 Upon termination of employment, if any pending business matters are involved, Party B shall unconditionally provide Party A with necessary assistance after leaving.

Article 60 In the event of Party B’s unauthorized resignation, Party A may terminate the employment contract with Party B as absenteeism and issue a written notice. If Party B is unable to perform job duties due to force majeure (excluding cases where Party B is investigated by relevant authorities for criminal activities) and can provide legally valid written proof, Party A may temporarily suspend the performance of contractual obligations. Upon resolution of the force majeure, Party B shall immediately contact the relevant departments and resume normal work, after which both parties may resume the performance of contractual obligations.

Article 61 Party B shall complete all handover procedures stipulated in this contract with Party A prior to resignation or unauthorized departure. If Party B completes the work and settles all outstanding penalties, debts, and economic compensation payable to Party A in a single payment, Party A may directly deduct such amounts from Party B’s wages and other payments due.

Article 62 Prior to joining Party A, Party B shall be solely responsible for all labor disputes, debt obligations, and compensation liabilities arising from its employment with any third party (including former employers, other relevant entities, or individuals). Should such disputes cause significant harm to Party B’s employment or Party A’s reputation, Party A may immediately terminate the employment contract without providing any severance pay or compensation.

Article 63 Party B agrees that the provisions of this contract (including its annexes, appendices, supplements or amendments) concerning non-compete, confidentiality, intellectual property, return of property and materials, as well as economic compensation and penalties for breach of this contract or relevant regulations, shall remain valid after the termination or rescission of this contract.

Article 64 In case of any discrepancy between the main contract text and its annexes, appendices, other contractual documents executed by both parties, or the Party B’s commitment letter regarding the service period for Party A, the latest stipulated service period shall prevail, and the contract term shall be adjusted accordingly.

Article 65 The method of service of Party A’s notice to Party B:

All notices concerning the performance, termination, or other matters related to this contract shall be issued in writing. The service of such notices may be effected by personal delivery, postal service, or public notice.

For mail delivery, Party B agrees that Party A may deliver the documents to Party B at the residential address or registered domicile address specified on the first page of this contract, or to the designated recipients (direct relatives) listed below. Delivery to any of the specified recipients shall be deemed as effective delivery to Party B.

Full Name ：__________ Relationship with Party B: __________________ Contact Number :_________

Mailing Address：__________________ Zip Code: __________

Personal Email: _____________________________

WeChat ID: _______________________________

Article 66 The parties hereby agree as follows through mutual consultation:

The Employee Handbook, as an appendix to this contract, has the same legal effect as this contract.

XI. Handling of Labor Disputes and Other Matters

Article 67 Any dispute arising from the performance of this contract between Party A and Party B shall first be resolved through negotiation. If no agreement is reached, either party may apply for arbitration to the Shanghai Pudong New Area Labor and Personnel Dispute Arbitration Commission. Any party dissatisfied with the arbitration award may subsequently file a lawsuit with the People’s Court at the jurisdiction of the Shanghai Pudong New Area Labor and Personnel Dispute Arbitration Commission.

Article 68: For matters not covered herein or conflicting with national or local government regulations, the relevant provisions shall prevail.

Article 69 Party B has carefully read and fully understood all contents of Party A’s Employee Handbook, and agrees to comply with all its provisions.

Article 70 All contents herein, including the annexes, Employee Handbook, and Party A’s relevant rules and regulations, shall be classified as confidential information of Party A, and Party B shall maintain strict confidentiality.

Article 71 This contract shall take effect upon signature or seal by both parties. Two original copies shall be made, with each party holding one copy.

Signature Page

1. Prior to signing this employment contract, I have thoroughly reviewed and understood all its terms and conditions. I hereby declare and warrant that I am legally entitled to execute this contract and shall be bound by its terms. I have neither violated nor will I violate any binding contracts or agreements with prior employers, nor any regulations imposed by other organizations or institutions.

2. I hereby confirm that signing this employment contract is entirely my own free will.

3. Party A has granted a reasonable period for consideration prior to signing this employment contract.

Party A: Sunshine Insurance Broker (Shanghai) Co., Ltd.

Signature or Seal: [Company Seal]

Date:

Party B: Xiaowei Le

Signature or Seal:	/s/ Xiaowei Le

Date:

Appendix

1. Position

Executive Director (Note: The position was proposed before receiving approval from the Shanghai Banking and Insurance Regulatory Bureau)

2. Job Responsibilities and Qualification Requirements

(1) Responsible for managing the company’s business lines, including B2B/B2C, B2C, MGU, and TPA operations.

(2) Responsible for formulating and executing the company’s annual sales budget;

(3) Responsible for recruiting teams and partners, and building institutional frameworks;

(4) Responsible for developing and refining the sales management system;

(5) Responsible for the iteration and implementation of the sales framework;

(6) Responsible for cultivating new business growth areas;

(7) Responsible for driving and managing major business initiatives.

3. Trial period and annual performance targets (determined quarterly)

Review the company’s probation training program or annual performance evaluation targets.

4. Year-end bonus

2023: RMB.

For 2024 and beyond: The year-end bonus base is RMB [***] (in ten thousand yuan), with the actual bonus amount determined by annual KPI performance. The annual KPIs are jointly determined by the company and employees.

5. Article 53 of the Employment Contract (Non-Compete Clause) applies to Party B: ☒ Yes / No (Select by ticking. If selected, the Non-Compete Clause shall form part of the Employment Contract).

6. Other Agreements: Both Party A and Party B hereby confirm that they are fully aware of the provisions of this contract and relevant laws and regulations, and that there are no other labor disputes.

Party A: Sunshine Insurance Broker (Shanghai) Co., Ltd.

Signature or Seal: [Company Seal]

Date:

Party B: Xiaowei Le

Signature or Seal:	/s/ Xiaowei Le

Date:

I confirm receipt of the employment contract. Signatory: /s/ Xiaowei Le Date: _______